                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT

                                             Jurisdiction               Holder of
         Name                                Of Incorporation           Outstanding Stock
         ----                                ----------------           -----------------
BancorpSouth Bank                            Mississippi                BancorpSouth, Inc.

Personal Finance Corporation                 Mississippi                BancorpSouth Bank

Century Credit Life Insurance
Company                                      Mississippi                BancorpSouth Bank

West Tennessee Life Insurance
Company                                      Tennessee                  BancorpSouth Bank

BancorpSouth Insurance Services              Mississippi                BancorpSouth Bank
of Mississippi, Inc.

BancorpSouth Insurance Services              Tennessee                  BancorpSouth Bank
of Tennessee, Inc.


All of the above subsidiaries are wholly owned except West Tennessee Life Insurance Company of which BancorpSouth Bank owns 96% of the outstanding voting shares and 76% of the voting power and are included in the consolidated financial statements of the registrant.



74